Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 18, 2011, relating to the consolidated financial statements of Apollo Global Management, LLC for the year ended December 31, 2010, appearing in Registration Statement No. 333-150141 on Form S-1 of Apollo Global Management, LLC.

/s/ Deloitte & Touche LLP

New York, New York

March 29, 2011